UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2010
DENBURY RESOURCES INC.
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction
of incorporation)

1-12935 (Commission File Number)	20-0467835 (I.R.S. Employer Identification No.)

5100 Tennyson Parkway Suite 1200 Plano, Texas (Address of principal executive offices)	75024 (Zip code)
Registrant’s telephone number, including area code: (972) 673-2000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01 Entry into a Material Definitive Agreement.
New $1.6 Billion Credit Facility
     On March 9, 2010, Denbury Resources Inc. (“Denbury) entered into a new Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent, and the 23 other lenders party thereto (the “Credit Agreement”). The information regarding the Credit Agreement provided in Item 2.03 below is incorporated by reference herein.
Cash Tender Offers and Consent Solicitations for Encore Senior Subordinated Notes; Supplements to Indentures Governing Encore Senior Subordinated Notes
     On March 10, 2010, Denbury accepted for purchase all 6.25% Senior Subordinated Notes due 2014 (the “6.25% Securities”), 6.0% Senior Subordinated Notes due 2015 (the “6.0% Securities”), and 7.25% Senior Subordinated Notes due 2017 (the “7.25% Securities” and, together with the 6.25% Securities and the 6.0% Securities, the “Securities”) of Encore Acquisition Company (“Encore”) tendered by holders pursuant to cash tender offers and consent solicitations commenced by Denbury on February 8, 2010. An aggregate of (1) $108,216,000 principal amount of the 6.25% Securities, or 72 percent of the outstanding 6.25% Securities, (2) $268,801,000 principal amount of the 6.0% Securities, or 90 percent of the outstanding 6.0% Securities, and (3) $123,515,000 principal amount of the 7.25% Securities, or 82 percent of the outstanding 7.25% Securities, were tendered pursuant to the offers.
     The offers and solicitations were conducted upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated as of February 8, 2010, and in the related Letter of Transmittal and Consent. The offers and the solicitations expired at 10:00 a.m., New York City time on March 10, 2010.
     The tender of Securities also constituted the delivery of consents of holders of the Securities to eliminate or modify certain provisions contained in each indenture governing the Securities (each an “Encore Indenture” and, collectively, the “Encore Indentures”). Denbury received sufficient consents in the solicitations to amend the Encore Indentures.
     On March 9, 2010, Encore merged with and into Denbury, and Denbury became party to the Encore Indentures as successor to Encore. The description of the Encore Indentures and the 9.5% Indenture, as defined in Item 2.03, is incorporated by reference from Item 2.03.
     Effective as of March 10, 2010, the Encore Indentures governing each series of Securities were amended as follows:
(a)	The covenant related to the filing of reports with the Securities and Exchange Commission (the “SEC”) was deleted in its entirety.

(b)	The covenant limiting Denbury’s ability to incur indebtedness was deleted in its entirety.

(c)	The covenant limiting Denbury’s ability to make certain restricted payments was deleted in its entirety.

(d)	The covenant limiting Denbury’s ability to make certain distributions from restricted subsidiaries was deleted in its entirety.

(e)	The covenant limiting Denbury’s ability to enter into affiliate transactions was deleted in its entirety.

(f)	The covenant limiting Denbury’s ability to have its property encumbered by liens was deleted in its entirety.

(g)	The covenant requiring the addition of certain subsidiaries as guarantors was deleted in its entirety.

(h)	The covenant requiring the delivery of certain compliance certificates was deleted in its entirety.

(i)	Provisions limiting Denbury’s ability to enter into mergers or transfer assets were deleted in their entirety.

(j)	The default provisions were amended to (1) delete references in the events of default to the provisions modified by the amendments referred to above and (2) eliminate the events of default related to the failure to pay or acceleration of indebtedness greater than $10,000,000 and related to judgments or decrees for payments of greater than $10,000,000 remaining outstanding for periods of 60 consecutive days.
The foregoing amendments to the Encore Indentures do not apply to the 9.50% Senior Subordinated Notes due 2016 (the “9.5% Securities”).
     Effective as of March 10, 2010, the Encore Indenture governing the 7.25% Securities also was amended, solely as it relates to the 7.25% Securities, as follows:
(a)	The covenant related to the filing of financial statements was deleted in its entirety.

(b)	The covenant related to the waiver of stay, extension, or usury laws was deleted in its entirety.
     In addition, the following Denbury subsidiaries were added as guarantors under the Encore Indentures: (1) Denbury Onshore, LLC, (2) Denbury Gathering & Marketing, Inc., (3) Denbury Operating Company, (4) Denbury Marine, L.L.C., (5) Tuscaloosa Royalty Fund LLC, (6) Denbury Green Pipeline-Texas, LLC and (7) Denbury Encore Holdings Inc. These Denbury subsidiaries also were added as guarantors for the 9.5% Securities.
     The foregoing description of the supplemental indentures is qualified in its entirety by reference to the copies of the supplemental indentures attached hereto as Exhibits 4.1.4, 4.2.4 and 4.3.6, and incorporated by reference herein. A copy of the related press release is furnished as Exhibit 99.1 hereto.
Supplements to Indentures Governing Denbury Senior Subordinated Notes
     Effective as of March 9, 2010, pursuant to the execution of supplemental indentures, EAP Properties, Inc., EAP Operating, LLC, Encore Operating, L.P., Encore Operating Louisiana, LLC, Greencore Pipeline Company LLC and Denbury Encore Holdings, Inc. were added as guarantors under (1) the Indenture, dated March 25, 2003, as supplemented, among Denbury and Denbury Onshore, LLC, certain subsidiaries of Denbury and JPMorgan Chase Bank, as trustee (“JPMorgan”), (2) the Indenture, dated December 7, 2005, as supplemented, among Denbury, certain subsidiaries of Denbury and The Bank of New York Trust Company, N.A., as trustee and successor in interest to JPMorgan, (3) the Indenture, dated

February 13, 2009, as supplemented, among Denbury, certain subsidiaries of Denbury and The Bank of New York Mellon Trust Company, N.A., as trustee and (4) the Indenture, dated February 2, 2010, among Denbury, certain subsidiaries of Denbury and Wells Fargo Bank, National Association, as trustee.
     The foregoing description of the supplemental indentures is qualified in its entirety by reference to the copies of the supplemental indentures attached hereto as Exhibits 4.4, 4.5, 4.6 and 4.7, and incorporated by reference herein.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Consummation of Acquisition of Encore Acquisition Company
     On Tuesday evening, March 9, 2010, following approval by the stockholders of both Denbury and Encore at special meetings held that morning and subsequent satisfaction of conditions precedent that afternoon and evening, including completion of required closing documentation, the merger of Encore with and into Denbury (the “Merger”), pursuant to the Agreement and Plan of Merger dated October 31, 2009, between Denbury and Encore (the “Merger Agreement”) was consummated upon filing of the Certificate of Merger with the Delaware Secretary of State that evening. Trading in Encore’s common stock on the New York Stock Exchange (the “NYSE”) (NYSE: EAC) terminated after market close on Tuesday, March 9, 2010.
     The Merger was financed through a combination of $1 billion of 8 1/4% Senior Subordinated Notes of Denbury due 2020, which closed on February 10, 2010, and the Credit Agreement described in Item 2.03 herein in greater detail, entered into on March 9, 2010.
     In the Merger, Denbury issued approximately 134.4 million shares of its common stock and paid approximately $829.4 million in cash to Encore stockholders. The Denbury shares issued to Encore stockholders represent approximately 33.9% of Denbury’s issued and outstanding common stock after the Merger, based upon the number of Denbury shares outstanding at January 31, 2010.
     Encore shareholders received the following consideration for each share of Encore common stock they owned, depending upon the elections, if any, which they made, and the collar, proration and allocation features of the Merger Agreement so that, in the aggregate, 30% of the consideration for the outstanding shares of Encore common stock consists of cash, and the remaining 70% of the consideration consists of shares of Denbury common stock:
     1. Mixed cash/stock electing (or non-electing) Encore stockholders received $15 in cash and 2.4048 shares of Denbury common stock;
     2. All-cash electing Encore stockholders received $46.48 in cash and 0.2417 of a share of Denbury common stock; and
     3. All-stock electing Encore stockholders (or those whose Encore restricted stock bonuses converted into Denbury restricted stock) received 3.4354 shares of Denbury common stock.
     All Encore stock options fully vested and their value was paid in cash. All Encore restricted stock vested and each holder had the opportunity to make the same elections as other holders of Encore common stock as described above, except for shares of Encore restricted stock granted as a 2009 bonus pursuant to the Encore annual incentive program, which were converted into restricted shares of Denbury common stock. Pursuant to the Merger Agreement, fractional shares of Denbury common stock will not be issued, and in lieu thereof, Encore stockholders received cash for their fractional share interests based on the closing price of Denbury common stock on the NYSE on Monday, March 8, 2010.
     The number of Denbury shares to be issued to Encore public holders was determined in accordance with Section 2.1 of the Merger Agreement, with the exchange ratio of the number of shares of Denbury common stock to be exchanged for each share of Encore common stock determined by dividing $35.00 (in the case of mixed cash/stock elections, or no elections) or $50.00 (in the case of all-stock elections) by the volume weighted average price of Denbury common stock for the 20 consecutive trading days ending on the second full trading day prior to the effective time of the Merger, being the 20 trading days beginning February 8, 2010 through and including March 8, 2010, or a volume weighted average price of $14.5543 per Denbury share (all as more fully provided in the Merger Agreement), subject to the collar, proration, and allocation features provided therein.
     The Merger is structured to qualify as a reorganization for U.S. federal income tax purposes, such that each Encore stockholder generally should be subject to U.S. federal income tax only on the cash it receives in the Merger.
     A copy of the Merger Agreement has been filed with the SEC as Exhibit 2.1 to Denbury’s Current Report on Form 8-K filed with the SEC on November 5, 2009 and as Annex A to Denbury’s Registration Statement on Form S-4 (File No. 333-163521) and is incorporated into this Item 2.01 by reference.
     The foregoing summary of the Merger Agreement and the description of the transactions contemplated thereby does not purport to be complete and are subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to Denbury’s Current Report on Form 8-K filed with the SEC on November 5, 2009 and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
New $1.6 Billion Credit Facility
     On March 9, 2010, Denbury entered into the Credit Agreement as defined in Item 1.01 above. The aggregate amount of the commitments of the lenders under the Credit Agreement is $1.6 billion. Availability under the Credit Agreement is subject to a borrowing base, which is redetermined semi-annually on May 1 and November 1 and upon requested special redeterminations. The Credit Agreement provides for an initial borrowing base of $1.6 billion. The borrowing base represents the amount that can be borrowed based on the reserves and certain other oil and natural gas assets of Denbury and its restricted subsidiaries, as confirmed by the banks, while the commitment amount is the amount the banks have committed to fund pursuant to the terms of the Credit Agreement. The borrowing base is adjusted at the banks’ discretion and is based in part upon external factors over which Denbury has no control. If the borrowing base were to be less than outstanding borrowings under the Credit Agreement, Denbury would be required to repay the deficit over a period of four months. The loans under the Credit Agreement mature in March 2014.
     Denbury’s new bank credit facility is secured by substantially all of the proved oil and natural gas properties of Denbury’s restricted subsidiaries and by the equity interests of Denbury’s restricted subsidiaries. In addition, Denbury’s obligations under the Credit Agreement are guaranteed by its restricted subsidiaries. The restricted subsidiaries include most of the subsidiaries of the combined company after the Merger.
     The Credit Agreement contains several restrictive covenants including, among others: (1) a prohibition on the payment of dividends to parties other than Denbury and its restricted subsidiaries; (2) a requirement to maintain positive working capital, as determined under the Credit Agreement; (3) a maximum permitted ratio of debt to adjusted EBITDA of Denbury and its restricted subsidiaries; and (4) a prohibition against incurring debt, subject to permitted exceptions. Additionally, there is a limitation on the aggregate amount of forecasted oil and natural gas production that can be economically hedged with oil or natural gas derivative contracts. Denbury was in compliance with all of the bank covenants as of the consummation of the Merger.
     Loans under the Credit Agreement are subject to varying rates of interest based on (1) the total outstanding borrowings in relation to the borrowing base and (2) whether the loan is a Eurodollar loan or a base rate loan. Eurodollar loans bear interest at the Eurodollar rate plus the applicable margin indicated in the Credit Agreement, and base rate loans bear interest at the base rate plus the applicable margin indicated in the Credit Agreement. The “Eurodollar rate” for any interest period (either one, two, three, six, nine or twelve months, as selected by Denbury) is the rate per year equal to LIBOR, as published by Reuters or another source designated by JPMorgan Chase Bank, N.A., for deposits in dollars for a similar interest period. The “base rate” is calculated as the highest of (1) the annual rate of interest announced by JPMorgan Chase Bank, N.A. as its “prime rate,” (2) the federal funds effective rate plus 0.5 percent, and (3) the Adjusted Eurodollar Rate (as defined in the Credit Agreement) for a one-month interest period.
     The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.
Encore Indentures and the Encore Indenture with Respect to the 9.5% Securities
     On March 9, 2010, upon the Merger of Encore with and into Denbury, Denbury became successor in interest to Encore under the Encore Indentures as defined and described in Item 1.01 incorporated into this Item 2.03 by reference and under the Third Supplemental Indenture dated as of April 27, 2009 to the Indenture of Encore dated as of November 16, 2009 with respect to the 9.5% Securities in the amount of $225 million (the “9.5% Indenture”). The material terms are as follows:
(a)	Covenant requiring filing of financial statements and SEC reports.

(b)	Covenant limiting Denbury’s ability to incur indebtedness.

(c)	Covenant limiting Denbury’s ability to make certain restricted payments.

(d)	Covenant limiting Denbury’s ability to make certain distributions from restricted subsidiaries.

(e)	Covenant limiting Denbury’s ability to enter into affiliate transactions.

(f)	Covenant limiting Denbury’s ability to have its property encumbered by liens.

(g)	Covenant requiring the addition of certain subsidiaries as guarantors.

(h)	Covenant requiring the delivery of certain compliance certificates.

(i)	Provisions limiting Denbury’s ability to enter into mergers or transfer assets.
     The Encore Indentures continue to have, and the 9.5% Indenture also has, covenants limiting the sale of assets and providing a put right by holders upon change of control. The foregoing description of the Encore Indentures and the 9.5% Indenture is qualified in its entirety by reference to the copies of the indentures and the related supplemental indentures attached hereto as Exhibits 4.3.1, 4.3.2, 4.3.3, 4.3.4, 4.3.5 and 4.3.6, and incorporated by reference herein.
Item 5.07 Submission of Matters to a Vote of Security Holders.
Special Stockholders Meeting Held March 9, 2010
     Special meetings of the stockholders of both Denbury and Encore were held on March 9, 2010, to consider and vote upon proposals to adopt the Merger Agreement, which provides for, among other things, the Merger of Encore with and into Denbury, and in Denbury’s case the issuance of Denbury common stock to Encore stockholders as part of the Merger consideration.
     At the Denbury special meeting at which holders of approximately 87.0% of Denbury’s issued and outstanding shares of common stock were present in person or by proxy, approximately 94.9% of the votes cast were voted to approve the Merger and the issuance of Denbury shares to Encore stockholders. The number of shares voted at the Denbury special meeting were as follows:
   216,540,807 shares voted “For;”
11,123,144 shares voted “Against;” and
530,423  shares “Abstained.”
     At the Encore special meeting at which holders of approximately 80.5% of Encore’s issued and outstanding shares of common stock were present in person or by proxy, approximately 99.7% of the votes cast were voted to approve the Merger. The number of shares voted at the Encore special meeting were as follows:
44,576,905 shares voted “For;”
105,919  shares voted “Against;” and

          27,324 shares “Abstained.”
Item 8.01 Other Events.
     On March 12, 2010, Denbury issued a press release announcing cash change of control offers to purchase any and all of the remaining outstanding 6.25% Securities, 6.0% Securities, 7.25% Securities, and 9.5% Securities. Denbury has succeeded, by virtue of the Merger, to Encore’s position as obligor on all Encore senior subordinated notes which remain outstanding after the cash tender offers described in Item 1.01 above, and, in accordance with, and as required by, the applicable indentures, Denbury has notified the holders thereof of their right to resell those notes to Denbury at 101% of the face amount thereof as a result of the change of control of Encore as a result of the Merger on March 9, 2010. A copy of the press release announcing the change of control offer is filed as Exhibit 99.3 hereto.
Item 9.01 Financial Statements and Exhibits.
(b) Pro forma financial information.
     All required pro forma information with respect to the combined company will be filed by amendment to Item 9.01(b)(2) within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.
(d) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated as of October 31, 2009, by and between Encore Acquisition Company and Denbury Resources Inc. (incorporated by reference to our Form 8-K filed November 5, 2009).

4.1.1	Indenture, dated as of April 2, 2004, among Encore Acquisition Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, with respect to the 6.25% Senior Subordinated Notes due 2014.

4.1.2	First Supplemental Indenture, dated as of January 2, 2008, among Encore Acquisition Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, with respect to the 6.25% Senior Subordinated Notes due 2014.

4.1.3	Second Supplemental Indenture, dated as of January 27, 2010, among Encore Acquisition Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, with respect to the 6.25% Senior Subordinated Notes due 2014.

4.1.4	Third Supplemental Indenture, dated as of March 10, 2010, among Denbury Resources Inc., as successor in interest to Encore Acquisition Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, with respect to the 6.25% Senior Subordinated Notes due 2014.

4.2.1	Indenture, dated as of July 13, 2005, among Encore Acquisition Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, with respect to the 6.0% Senior Subordinated Notes due 2015.

4.2.2	First Supplemental Indenture, dated as of January 2, 2008, among Encore Acquisition Company,

Exhibit Number	Description
the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, with respect to the 6.0% Senior Subordinated Notes due 2015.

4.2.3	Second Supplemental Indenture, dated as of January 27, 2010, among Encore Acquisition Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, with respect to the 6.0% Senior Subordinated Notes due 2015.

4.2.4	Third Supplemental Indenture, dated as of March 10, 2010, among Denbury Resources Inc., as successor in interest to Encore Acquisition Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, with respect to the 6.0% Senior Subordinated Notes due 2015.

4.3.1	Indenture, dated as of November 16, 2005, among Encore Acquisition Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, with respect to Subordinated Debt Securities.

4.3.2	First Supplemental Indenture, dated as of November 16, 2005, among Encore Acquisition Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, with respect to the 7.25% Senior Subordinated Notes due 2017.

4.3.3	Second Supplemental Indenture, dated as of January 2, 2008, among Encore Acquisition Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, with respect to the 7.25% Senior Subordinated Notes due 2017.

4.3.4	Third Supplemental Indenture, dated as of April 27, 2009, among Encore Acquisition Company, the subsidiary guarantors party thereto, and Wells Fargo Bank, National Association, with respect to the 9.50% Senior Subordinated Notes due 2016.

4.3.5	Fourth Supplemental Indenture, dated as of January 27, 2010, among Encore Acquisition Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, with respect to the 7.25% Senior Subordinated Notes due 2017 and the 9.5% Senior Subordinated Notes due 2016.

4.3.6	Fifth Supplemental Indenture, dated as of March 10, 2010, among Denbury Resources Inc., as successor in interest to Encore Acquisition Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, with respect to the 7.25% Senior Subordinated Notes due 2017 and $225 million of 9.50% Senior Subordinated Notes due 2016.

4.4	Third Supplemental Indenture, dated as of March 9, 2010, among Denbury Resources Inc., the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., with respect to $225 million of 7 1/2% Senior Subordinated Notes due 2013.

4.5	Third Supplemental Indenture, dated as of March 9, 2010, among Denbury Resources Inc., the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., with respect to $300 million of 7 1/2% Senior Subordinated Notes due 2015.

4.6	Second Supplemental Indenture, dated as of March 9, 2010, among Denbury Resources Inc., the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., with respect to $426.35 million of 9.75% Senior Subordinated Notes due 2016.

4.7	First Supplemental Indenture, dated as of March 9, 2010, among Denbury Resources Inc., the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, with respect to $1 billion of 8 1/4% Senior Subordinated Notes due 2020.

10.1	Credit Agreement among Denbury Resources Inc., as Borrower, the financial institutions listed on Schedule 1.1 thereto, as Banks, JPMorgan Chase Bank, N.A., as Administrative Agent, Banc of America Securities LLC, as Syndication Agent, and BNP Paribas, The Bank of Nova Scotia, and Credit Suisse Securities (USA) LLC, as Co-Documentation Agents, dated as of March 9, 2010.

99.1	Press release dated March 10, 2010 entitled “Denbury Announces Completion of Acquisition of Encore, Entry into New $1.6 Billion Credit Facility and Extension of Tender Offers for Encore Senior Subordinated Notes.”

99.2	Press release dated March 10, 2010 entitled “Denbury Announces Final Results of Cash Tender Offers and Consent Solicitations for Senior Subordinated Notes of Encore Acquisition Company.”

99.3	Press release dated March 12, 2010 entitled “Denbury Commences Change of Control Offers for Encore Senior Subordinated Notes.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENBURY RESOURCES INC.
Date March 12, 2010	/s/ Mark C. Allen
Mark C. Allen
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated as of October 31, 2009, by and between Encore Acquisition Company and Denbury Resources Inc. (incorporated by reference to our Form 8-K filed November 5, 2009).

4.1.1	Indenture, dated as of April 2, 2004, among Encore Acquisition Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, with respect to the 6.25% Senior Subordinated Notes due 2014.

4.1.2	First Supplemental Indenture, dated as of January 2, 2008, among Encore Acquisition Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, with respect to the 6.25% Senior Subordinated Notes due 2014.

4.1.3	Second Supplemental Indenture, dated as of January 27, 2010, among Encore Acquisition Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, with respect to the 6.25% Senior Subordinated Notes due 2014.

4.1.4	Third Supplemental Indenture, dated as of March 10, 2010, among Denbury Resources Inc., as successor in interest to Encore Acquisition Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, with respect to the 6.25% Senior Subordinated Notes due 2014.

4.2.1	Indenture, dated as of July 13, 2005, among Encore Acquisition Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, with respect to the 6.0% Senior Subordinated Notes due 2015.

4.2.2	First Supplemental Indenture, dated as of January 2, 2008, among Encore Acquisition Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, with respect to the 6.0% Senior Subordinated Notes due 2015.

4.2.3	Second Supplemental Indenture, dated as of January 27, 2010, among Encore Acquisition Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, with respect to the 6.0% Senior Subordinated Notes due 2015.

4.2.4	Third Supplemental Indenture, dated as of March 10, 2010, among Denbury Resources Inc., as successor in interest to Encore Acquisition Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, with respect to the 6.0% Senior Subordinated Notes due 2015.

4.3.1	Indenture, dated as of November 16, 2005, among Encore Acquisition Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, with respect to Subordinated Debt Securities.

4.3.2	First Supplemental Indenture, dated as of November 16, 2005, among Encore Acquisition Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, with respect to the 7.25% Senior Subordinated Notes due 2017.

4.3.3	Second Supplemental Indenture, dated as of January 2, 2008, among Encore Acquisition Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, with respect to the 7.25% Senior Subordinated Notes due 2017.

4.3.4	Third Supplemental Indenture, dated as of April 27, 2009, among Encore Acquisition Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, with respect to the 9.50% Senior Subordinated Notes due 2016.

4.3.5	Fourth Supplemental Indenture, dated as of January 27, 2010, among Encore Acquisition Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, with respect to the 7.25% Senior Subordinated Notes due 2017 and the 9.5% Senior Subordinated Notes due 2016.

4.3.6	Fifth Supplemental Indenture, dated as of March 10, 2010, among Denbury Resources Inc., as successor in interest to Encore Acquisition Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, with respect to the 7.25% Senior Subordinated Notes due 2017 and $225 million of 9.5% Senior Subordinated Notes due 2016.

4.4	Third Supplemental Indenture, dated as of March 9, 2010, among Denbury Resources Inc., the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., with respect to $225 million of 7 1/2% Senior Subordinated Notes due 2013.

4.5	Third Supplemental Indenture, dated as of March 9, 2010, among Denbury Resources Inc., the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., with respect to $300 million of 7 1/2% Senior Subordinated Notes due 2015.

Exhibit Number	Description
4.6	Second Supplemental Indenture, dated as of March 9, 2010, among Denbury Resources Inc., the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., with respect to $426.35 million of 9.75% Senior Subordinated Notes due 2016.

4.7	First Supplemental Indenture, dated as of March 9, 2010, among Denbury Resources Inc., the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, with respect to $1 billion of 8 1/4% Senior Subordinated Notes due 2020.

10.1	Credit Agreement among Denbury Resources Inc., as Borrower, the financial institutions listed on Schedule 1.1 thereto, as Banks, JPMorgan Chase Bank, N.A., as Administrative Agent, Banc of America Securities LLC, as Syndication Agent, and BNP Paribas, The Bank of Nova Scotia, and Credit Suisse Securities (USA) LLC, as Co-Documentation Agents, dated as of March 9, 2010.

99.1	Press release dated March 10, 2010 entitled “Denbury Announces Completion of Acquisition of Encore, Entry into New $1.6 Billion Credit Facility and Extension of Tender Offers for Encore Senior Subordinated Notes.”

99.2	Press release dated March 10, 2010 entitled “Denbury Announces Final Results of Cash Tender Offers and Consent Solicitations for Senior Subordinated Notes of Encore Acquisition Company.”

99.3	Press release dated March 12, 2010 entitled “Denbury Commences Change of Control Offers for Encore Senior Subordinated Notes.”